Exhibit 5.1

Our ref            MSJ/695571/34207194

Arowana Inc.

PO Box 309

Ugland House

Grand Cayman
KY1-1104

Cayman Islands

2 December 2014

Dear Sirs

Arowana Inc. (the "Company")

We have acted as Cayman Islands counsel to the Company to provide this legal opinion in connection with the Company's registration statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933 (the "Act"), as amended, (File No. 333-199591) (the "Registration Statement") related to the offering and sale of (i) up to 6,000,000 units (the "Units"), each Unit consisting of one ordinary share of the Company, par value $0.0001 per share (each an "Ordinary Share" and together, the "Ordinary Shares"), one right to receive one-tenth (1/10) of an ordinary share on the consummation of an initial business combination (the "Rights") and one warrant to purchase one-half of one Ordinary Share (the "Warrants"); (ii) up to 900,000 Units (the "Over-Allotment Units"), which the underwriters, for whom EarlyBirdCapital, Inc. is acting as representative ("Representative"), will have a right to purchase from the Company to cover over allotments, if any; (iii) up to 600,000 Units (the "Purchase Option Units") which the Representative and/or designees will have the right to purchase; (iv) all Ordinary Shares, all Rights and all Warrants issued as part of the Units and the Over-Allotment Units and the Purchase Option Units; and (iv) all Ordinary Shares that may be issued upon conversion of the Rights included in the Units and the Over-Allotment Units and the Purchase Option Units. This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	the Certificate of Incorporation dated 1 October 2014, the Memorandum and Articles of Association of the Company registered of 1 October 2014 and the Amended and Restated Memorandum and Articles of Association of the Company as adopted on 28 November 2014 (the "Memorandum and Articles");

Maples and Calder

PO Box 309     Ugland House     Grand Cayman     KY1-1104     Cayman Islands

Tel +1 345 949 8066     Fax +1 345 949 8080     maplesandcalder.com

1.2	The written resolutions of the board of directors of the Company dated 28 November 2014 (together, the "Resolutions") and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3	a Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing");

1.4	a certificate from a director of the Company a copy of which is attached hereto (the "Director's Certificate");

1.5	the Registration Statement;

1.6	a draft of the form of the unit certificate representing the Units and the Over-Allotment Units and the Purchase Option Units (the "Unit Certificates");

1.7	a draft of the form of the rights agreement and the right certificate constituting the Rights (the "Rights Documents");

1.8	a draft of the form of the warrant agreement and the warrant certificate constituting the Warrants (the "Warrant Documents");

1.9	a draft of the underwriting agreement between the Company and EarlyBirdCapital, Inc., as representative of the underwriters (the "Underwriting Agreement" and, together with the Unit Certificates, the Rights Documents and the Warrant Documents, the "Documents").

2	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the certifications contained in the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	other than in respect of the Company under the laws of the Cayman Islands, the Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws;

2.2	the Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

2.3	the choice of the laws of the State of New York as the governing law of the Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

2.4	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.5	all signatures, initials and seals are genuine;

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2.6	other than in respect of the Company under the laws of the Cayman Islands, the power, authority and legal right of all parties under all relevant laws and regulations to enter into, execute, deliver and perform their respective obligations under the Documents;

2.7	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Units, the Over-Allotment Units, the Purchase Option Units, the Rights, the Warrants or the Ordinary Shares;

2.8	no monies paid to or for the account of any party under the Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law 2008, and the Terrorism Law (2011 Revision), respectively);

2.9	there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York; and

2.10	the Company will receive money or money's worth in consideration for the issue of the Ordinary Shares, and none of the Ordinary Shares were or will be issued for less than par value.

3	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents and the conversion of the Rights in accordance with the Rights Documents) have been duly authorised for issue, and when issued by the Company against payment in full of the consideration, in accordance with the terms set out in the Registration Statement (including the issuance of the Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents and the conversion of the Rights in accordance with the Rights Documents), such Ordinary Shares will be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.3	The execution, delivery and performance of the Warrant Documents and the Rights Documents has been authorised by and on behalf of the Company and, once the Warrant Documents and the Rights Documents have been executed and delivered by any director or officer of the Company, the Warrant Documents and the Rights Document will be duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

4	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1	The term "enforceable" as used above means that the obligations assumed by the Company under the Documents are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

4.1.1	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

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4.1.2	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

4.1.3	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction; and

4.1.4	some claims may become barred under the statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences.

4.2	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.2, there are no circumstances or matters of fact known to us on the date of this opinion which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Company's Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is addressed to you and may be relied upon by you, your counsel and purchasers of Units pursuant to the Registration Statement. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder

MAPLES and CALDER

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Arowana Inc.
PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

28 November 2014

TO:

Maples and Calder

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Dear Sirs

Arowana Inc. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3	The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

4	The authorised share capital of the Company is US$10,100 divided into 100,000,000 shares of a par value of US$0.0001 each and 1,000,000 preferred shares of a par value US$0.0001 each. The issued share capital of the Company is 1,725,000 ordinary shares of US$0.0001 par value each, which have been issued and are fully paid up.

5	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement and any documents in connection therewith.

6	The directors of the Company at the date of the Resolutions and at the date hereof were and are as follows: Kevin Tser Fah Chin, John Colinton Moore, Dudley Neil Hoskin, Kwan Kien Khan and Gary San Hui.

Maples and Calder

PO Box 309     Ugland House     Grand Cayman     KY1-1104     Cayman Islands

Tel +1 345 949 8066     Fax +1 345 949 8080     maplesandcalder.com

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7	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Articles of Association of the Company) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

8	Prior to, at the time of, and immediately following the approval of the transactions the subject of the Registration Statement the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions the subject of the Registration Statement for proper value and not with an intention to defraud or hinder its creditors or by way of fraudulent preference.

9	Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

10	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

11	To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

12	The Company is not a central bank, monetary authority or other sovereign entity of any state.

13	The Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws.

14	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Ordinary Shares.

15	The Ordinary Shares to be issued pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company's register of members (shareholders).

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I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:	/s/ Kevin Tser Fah Chin
Kevin Tser Fah Chin
Director